EX-99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AS OF JUNE 30, 2005 AND FOR THE SIX AND TWELVE MONTHS ENDED JUNE 30, 2005 AND DECEMBER 31, 2004, RESPECTIVELY.

AMENDMENT NO. 1 TO FORM 8-K DATED OCTOBER 1, 2005

Filed on October 5, 2005 – Period 10/1/2005

File Number 000-51556

Unaudited Pro Forma Combined Financial Data

On March 3, 2004, we were incorporated in Delaware under the name Centennial C Corp. On July 16, 2004, we acquired our predecessor and changed our name to Centennial Bank Holdings, Inc. (“Centennial”). On December 31, 2004, we acquired Guaranty Corporation (“Guaranty”), a bank holding company and a Colorado corporation.

The unaudited pro forma combined financial data set forth below at and for the six months ended June 30, 2005 is based upon our historical financial statements and the historical financial statements of First MainStreet Financial, Ltd. (“First MainStreet”) adjusted to give effect to the merger between Centennial Bank Holdings, Inc. (“Centennial”) and First MainStreet. The unaudited pro forma combined financial data set forth below for the year ended December 31, 2004 is based upon our historical financial statements, and the historical financial statements of Guaranty and First MainStreet adjusted to give effect to:

•	our merger with our predecessor,

•	our merger with Guaranty, and

•	our merger with First MainStreet.

The pro forma financial information at and for the six months ended June 30, 2005 has been developed from our unaudited consolidated financial statements and the unaudited consolidated financial statements of First MainStreet, and the notes to those financial statements, which are included elsewhere in this prospectus.

The pro forma financial information for the year ended December 31, 2004 has been developed from our consolidated financial statements, the consolidated financial statements of Guaranty and the consolidated financial statements of First MainStreet, and the notes to those financial statements appearing elsewhere in this prospectus.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what our actual consolidated results of operations or our consolidated financial position would have been had the mergers occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma combined financial data is based on preliminary estimates and various assumptions that we believe are reasonable in these circumstances. The unaudited pro forma adjustments reflect transaction-related items only and are based on currently available information. Purchase price allocations and related amortization, accretion and depreciation periods will be based on final appraisals, evaluations and estimates of fair values. As a result, actual asset and liability values established and related operating results, including actual amortization and accretion, could differ materially from those reflected in the unaudited pro forma combined financial data. No estimates of business integration costs or anticipated cost savings, potential revenue enhancements or synergies expected to be realized in connection with the acquisitions have been reflected in the unaudited pro forma combined financial statements. The unaudited pro forma combined financial statements do not reflect the impact of conforming First MainStreet’s accounting policies to ours, as the impact, if any, has not yet been determined.

The summary consolidated statement of income data for the six months ended June 30, 2005 gives effect to the acquisition of First MainStreet as if the acquisition had occurred on January 1, 2005. The summary consolidated balance sheet data at June 30, 2005 gives effect to the acquisition of First MainStreet as if the acquisition had occurred on June 30, 2005.

The consolidated statement of income for the year ended December 31, 2004 gives effect to the acquisitions of our predecessor and Guaranty and the acquisition of First MainStreet as if each acquisition had occurred on January 1, 2004. The acquisitions of our predecessor and Guaranty were consummated on or before December 31, 2004, and are reflected in the consolidated balance sheet at December 31, 2004.

The unaudited pro forma combined financial data should be read together with the separate historical consolidated financial statements and accompanying notes of Centennial and our predecessor, Guaranty and First MainStreet that are included in this prospectus.

Unaudited Pro Forma Combined Statement of Income

	For the Six Months Ended June 30, 2005
	Centennial	First MainStreet	Pro Forma Adjustments		Centennial with First MainStreet Pro Forma
	(In thousands, except share and per share data)
Interest income	$62,411	$10,074	$(18	)(A)	$72,467
Interest expense	11,213	2,087	—		13,300

Net interest income	51,198	7,987	(18)		59,167
Provision for loan losses	1,700	—	—		1,700

Net interest income after provision	49,498	7,987	(18)		57,467
Noninterest income	4,917	3,836	—		8,753
Noninterest expense	46,200	8,949	192	(C)	55,341

Income before income taxes	8,215	2,874	(210)		10,879
Provision for income taxes	2,734	835	(80	)(D)	3,489

Income from continuing operations	$5,481	$2,039	$(130)		$7,390

Share Data:
Basic earnings per share	$0.10	$1.88			$0.12
Diluted earnings per share	$0.10	$1.87			$0.12
Average shares outstanding for basic earnings per share	52,256,172	1,085,106			62,260,042
Average shares outstanding for diluted earnings per share	52,256,172	1,088,506			62,260,042

See accompanying notes to unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Statement of Income

	Centennial (Successor) For the Period July 17, 2004 through December 31, 2004	Predecessor For the Period January 1, 2004 through July 16, 2004	Predecessor Adjustments		Centennial with Predecessor Pro Forma For the Year Ended December 31, 2004	Guaranty For the Year Ended December 31, 2004	Pro Forma Discontinued Operations For the Year Ended December 31, 2004	Guaranty Adjustments		Centennial with Predecessor and Guaranty Pro Forma For the Year Ended December 31, 2004	First MainStreet For the Year Ended December 31, 2004	First MainStreet Adjustments		Centennial Consolidated (with Predecessor, Guaranty and First MainStreet) Pro Forma For the Year Ended December 31, 2004
	(In thousands, except share and per share data)
Interest income	$19,052	$22,912	$(63	)(A)	$41,901	$78,207	$(4,076)	$—		$116,032	$19,542	$(70	)(A)	$135,504
Interest expense	3,762	6,797	(1,356	)(B)	9,203	12,233	(560)	(694	)(B)	20,182	4,076	—		24,258

Net interest income	15,290	16,115	1,293		32,698	65,974	(3,516)	694		95,850	15,466	(70)		111,246
Provision for loan losses	—	4,700			4,700	9,232	(58)			13,874	—			13,874

Net interest income after provision	15,290	11,415	1,293		27,998	56,742	(3,458)	694		81,976	15,466	(70)		97,372

Noninterest income	1,784	2,426	—		4,210	9,177	(464)	—		12,923	7,512	—		20,435
Noninterest expense	10,947	14,514	919	(C)	26,380	59,075	(2,488)	9,012	(C)	91,979	16,749	961	(C)	109,689
Income (loss) before income taxes	6,127	(673)	374		5,828	6,844	(1,434)	(8,318)		2,920	6,229	(1,031)		8,118
Provision for income taxes	2,331	411	130	(D)	2,872	2,958	(312)	(3,162	)(D)	2,356	1,744	(392	)(D)	3,708

Net income (loss)	$3,796	$(1,084)	$244		$2,956	$3,886	$(1,122)	$(5,156)		$564	$4,485	$(639)		$4,410

Share Data:
Basic earnings (loss) per share	$0.20	$(0.70)			$0.16	$71.00	$(20.50)			$0.01	$4.14			$0.07
Diluted earnings (loss) per share	$0.20	$(0.70)			$0.16	$70.92	$(20.48)			$0.01	$4.13			$0.07
Average shares outstanding for basic earnings (loss) per share	19,199,601	1,554,873			19,199,601	54,733	54,733			52,333,334	1,082,481			62,357,377
Average shares outstanding for diluted earnings (loss) per share	19,199,601	1,554,873			19,199,601	54,794	54,794			52,333,334	1,085,881			62,357,377

See accompanying notes to unaudited pro forma combined financial information.

Unaudited Pro Forma Combined Balance Sheet

	At June 30, 2005
	Centennial Bank Holdings	First MainStreet Financial, Ltd.	Pro Forma Adjustments		Centennial with First MainStreet Pro Forma
	(In thousands)
Assets
Cash and cash equivalents	$68,377	$16,952	$—		$85,329
Securities available for sale	132,018	72,544	—		204,562
Other investments	20,341	2,914	—		23,255
Net loans (including loans held for sale)	1,698,708	248,320	281	(E)	1,947,309
Premises and equipment	47,416	11,392	—		58,808
Other intangible assets	47,056	363	4,806	(F)	52,225
Goodwill	331,626	2,934	49,276	(G)	383,836
Other assets	22,667	15,492	(978	)(H)	32,743
Assets available for sale	93,633	—	—		93,633

Total assets	$2,461,842	$370,911	$53,385		$2,886,138

Liabilities
Deposits	$1,589,180	$298,435	$—		$1,887,615
Borrowings	254,915	17,107	—		272,022
Other liabilities	25,489	2,627	1,934	(F)	29,202
			(978	)(H)
			130	(K)
Liabilities associated with assets available for sale	75,711	—	—		75,711

Total liabilities	1,945,295	318,169	1,086		2,264,550

Stockholders’ equity
Common stock	52	1,091	(1,091	)(I)	62
			10	(J)
Additional paid-in capital	511,868	14,388	(14,388	)(I)	616,899
			105,031	(J)
Retained earnings	8,483	37,605	(37,605	)(I)	8,483
Accumulated other comprehensive income (loss)	803	(342)	342	(I)	803

	521,206	52,742	52,299		626,247
Treasury stock	(4,659)	—	—		(4,659)

Total stockholders’ equity	516,547	52,742	52,299		621,588

Total liabilities and stockholders’ equity	$2,461,842	$370,911	$53,385		$2,886,138

See accompanying notes to unaudited pro forma combined financial information.

CENTENNIAL BANK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The acquisitions have been and will be accounted for using the purchase method of accounting. Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations,” requires the purchase method of accounting for business combinations. SFAS No. 142, “Goodwill and Other Intangible Assets” establishes standards for goodwill acquired in a business combination and sets forth methods to periodically evaluate goodwill for impairment at least annually. The purchase method of accounting for business combinations requires that the assets acquired and liabilities assumed be recorded at their respective estimated fair market values as of the closing date. The excess of the total acquisition costs over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, should be recorded as goodwill and evaluated for impairment thereafter at least annually. Financial statements issued after the consummation of the acquisition are required to reflect those values, as well as the results of operations of the combined company beginning after the closing date of the business combination.

The unaudited pro forma combined statement of income for the six months ended June 30, 2005 gives effect to the acquisition of First MainStreet as if the acquisition had occurred on January 1, 2005 and the unaudited pro forma combined statement of income for the year ended December 31, 2004 gives effect to the acquisitions of our predecessor and Guaranty and the acquisition of First MainStreet as if each acquisition had occurred on January 1, 2004. The unaudited pro forma combined balance sheet as of June 30, 2005 gives effect to the acquisition of First MainStreet as if the acquisition had occurred on June 30, 2005. The acquisitions of our predecessor and Guaranty were consummated on or before December 31, 2004, and are reflected in the unaudited pro forma combined statement of income for the period ended June 30, 2005 and in the consolidated balance sheet as of June 30, 2005. In connection with the acquisition of Guaranty, Centennial management decided to sell Collegiate Peaks Bank and reported the assets, liabilities and results of operations and cash flows as discontinued operations in Centennial’s December 31, 2004 and June 30, 2005 consolidated balance sheets and consolidated income statement for the six months ended June 30, 2005. The pro forma statement of income for the year ended December 31, 2004 has been adjusted to reflect Collegiate Peaks Bank as discontinued operations. Collegiate Peaks Bank had net income of $450,000 for the six months ended June 30, 2005 and $1,122,000 for the year ended December 31, 2004.

Note 2—First MainStreet Acquisition

On October 1, 2005, the merger was consummated. Each outstanding share of First MainStreet common stock was entitled to receive 9.1694 shares of our common stock in the merger, resulting in the issuance of 9,517,731 shares. The estimated total purchase price was based on the expected shares to be issued of 10,003,870. The exchange ratio, which reflects a value of $10.50 per share of our common stock, was determined through negotiation with First MainStreet and took account of the price per share of our common stock established for the sale of our common stock in a private placement that took place within eleven days of our entering into the agreement and plan of merger.

CENTENNIAL BANK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

We have estimated the relative fair value of First MainStreet’s net assets in order to determine a preliminary allocation of the purchase price to the net assets to be acquired. For purposes of the accompanying unaudited pro forma combined financial statements, the excess of the purchase price over the book value of net assets to be acquired has been estimated as follows:

Estimated fair value of shares expected to be issued	$105,041,000
Plus acquisition costs—professional services	130,000

Estimated total purchase price	105,171,000
Less book value of First MainStreet	52,742,000

Pro forma excess of purchase price over book value of net assets to be acquired subject to fair value adjustments	$52,429,000

The actual excess of purchase price over the value of net assets acquired will be calculated using the fair value of net assets acquired rather than the book value of net assets to be acquired. The pro forma purchase price calculation shown above is subject to change prior to the closing date of the merger as a result of actual acquisition costs we will incur and final appraisals, evaluations and estimates of fair value.

In connection with this purchase transaction, we will obtain appraisals or use other appropriate valuation methodologies to determine the fair value of the assets acquired and liabilities assumed. For purposes of these unaudited pro forma combined financial statements, estimates of amounts will be assigned to tangible and identifiable intangible assets and liabilities, such as: loans receivable, interest-bearing deposits, short-term borrowings, securities held for investment, core deposit intangible, and related deferred income tax effects, if the respective book value does not approximate estimated fair value.

In the event that final valuations determine that other material amortizable intangible assets exist, actual amortization could significantly differ from the amounts presented in the unaudited pro forma combined statements of income. In addition, the values estimated for held-to-maturity securities, loans held for investment, interest-bearing deposits and borrowings and their related amortization of the fair value adjustments could differ materially from their final appraised values.

Note 3—Pro Forma Adjustments

(A) Represents the amortization of fair value adjustments to acquired loan portfolios based on an analysis of cash flows at the loans’ stated interest rates and the estimated effective rates at the date of each acquisition. The difference between the acquired book value and the estimated fair value was amortized using an average estimated life of four years.

(B) Represents the amortization of fair value adjustments to time deposits and borrowings based on an analysis of cash flows at stated interest rates and the estimated effective rates at the date of each acquisition. The difference between the acquired book value and the estimated fair value was amortized based on the remaining maturities of the acquired time deposits and borrowings.

(C) Represents the amortization of the core deposit intangibles resulting from the acquisitions in other operating expenses based on estimated remaining lives, which ranged from 3 to 15 years.

(D) Represents the impact of income taxes associated with the pro forma adjustments to operating results using an estimated effective tax rate of 38%.

CENTENNIAL BANK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

(E) Represents the estimated purchase accounting adjustments to the loan portfolio of First MainStreet based on the difference between the book balance of $244,603,000 and estimated fair value at December 31, 2004 of $244,884,000.

(F) Represents the estimated core deposit intangible to be recognized as a result of the acquisition of First MainStreet, estimated at 2% of December 31, 2004 noninterest bearing deposits and savings deposits.

(G) Represents the estimated goodwill to be recognized as a result of the acquisition of First MainStreet. Goodwill was estimated as follows:

(Dollars in thousands)
Stock consideration	$105,041
Acquisition costs (professional fees)	130

Total purchase price	105,171
Estimated fair value of assets acquired	52,961

Estimated goodwill	52,210
Write off First MainStreet historical goodwill	(2,934)

Pro forma goodwill adjustment	$49,276

(H) Represents adjustment to deferred tax accounts for the estimated impact resulting from the acquisitions, assuming an effective tax rate of 38%.

(I) Represents elimination of First MainStreet’s stockholders’ equity.

(J) Represents the expected issuance of 10,003,870 shares of common stock with an estimated value of $10.50 per share in connection with the acquisition of First MainStreet.

(K) Represents accrual of $130,000 for the estimated professional fees associated with the acquisition of First MainStreet that qualify as acquisition costs. The following table includes the aggregate costs, excluding merger consideration, incurred or estimates thereof expected to be incurred in connection with our acquisitions. In accordance with FASB Statement No. 141, Business Combinations, and EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, certain acquisition-related costs are required to be included in the cost of the acquired entity, and therefore are reflected in total goodwill, while other costs will be capitalized or charged to expense based on their specific nature and timing:

	Predecessor			Guaranty			First MainStreet
Nonrecurring Expense/Charge	Amount	Period		Amount	Period		Amount	Period
Professional fees	$1,780,000	2004	(a)	$3,198,000	2004	(a)	$175,000	2005	(c)
Employee severance and retention costs	685,000	2004	(a)	4,479,000	2005	(b)	1,025,000	2005/2006	(c)
Change-in-control payments	—			2,694,000	2005	(a)	—
Non-compete agreements	—			3,606,000	2004	(a)	—
Other	425,000	2005	(c)	442,000	2005	(b)	200,000	2005	(c)

Total	$2,890,000			$14,419,000			$1,400,000

Estimated tax benefit	$1,098,000			$2,894,000			$532,000

CENTENNIAL BANK HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

(a)	Costs have been incurred and are reflected in the 2004 financial statements used in the preparation of the 2004 pro forma combined financial statements.
(b)	Costs have been incurred and are reflected in the financial statements used in the preparation of the pro forma combined financial statements at or for the six months ended June 30, 2005.
(c)	Costs are expected to be incurred after June 30, 2005 and are not reflected in the pro forma financial statements.

Note 4—Amortization of Purchase Accounting Entries

The fair value adjustments related to the core deposit intangible and time deposits will result in a greater impact on earnings (losses) in periods immediately subsequent to the acquisition as a result of accelerated amortization. The following table reflects the estimated future amortization on the core deposit intangible assets and time deposit premiums and includes actual amortization we expect to incur in 2005 and future years for acquisitions closed in 2004 and estimated amortization in 2005 and future years as if the acquisition of First MainStreet had closed in 2004:

Year Ending December 31,	Pro Forma Core Deposit Intangible Asset	Pro Forma Time Deposit Premiums
	(in thousands)
2005	$11,535	$2,714
2006	9,976	213
2007	8,352	—
2008	6,425	—
2009	5,315	—
Thereafter	12,841	—

Totals	$54,444	$2,927